UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    October 20, 2017

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 23, 2017, Cisco Systems, Inc. (“Cisco”) announced its entry into a definitive agreement for Cisco to acquire BroadSoft, Inc. (“BroadSoft”). BroadSoft is a leader in cloud calling and contact center solutions.

Under the terms of the agreement, Cisco will pay $55 per share, in cash, in exchange for each share of BroadSoft, or an aggregate purchase price of approximately $1.9 billion net of cash, assuming fully diluted shares including conversion of debt. The acquisition has been approved by the board of directors of each company.

The acquisition is expected to close during the first quarter of calendar year 2018, subject to customary closing conditions and regulatory review.

Prior to the completion of the transaction, Cisco and BroadSoft will continue to operate as separate companies. Upon completion of the transaction, BroadSoft employees will join Cisco’s Unified Communications Technology Group led by Vice President and General Manager Tom Puorro, under the Applications Group led by Rowan Trollope.

On October 23, 2017, Cisco and BroadSoft issued a press release relating to the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

This filing may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the acquisition and the time frame in which this will occur, the expected benefits to Cisco and its customers from completing the acquisition, the expected financial performance of Cisco following completion of the acquisition, and plans regarding BroadSoft personnel. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining BroadSoft’s stockholder and regulatory approval of the acquisition or that other conditions to the closing of the transaction may not be satisfied, the potential impact on the business of BroadSoft due to the uncertainty about the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, the outcome of any legal proceedings related to the transaction, general economic conditions, the retention of employees of BroadSoft and the ability of Cisco to successfully integrate BroadSoft’s market opportunities, technology, personnel and operations and to achieve expected benefits. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent report on Form 10-K filed with the SEC on September 7, 2017. Cisco undertakes no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, BroadSoft will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of BroadSoft. BroadSoft’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by BroadSoft by going to BroadSoft’s Investor Relations page on its corporate website at http://investors.broadsoft.com or by contacting BroadSoft Investor Relations at (561) 404-2130.

BroadSoft and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from BroadSoft’s stockholders with respect to the acquisition. Information about BroadSoft’s executive officers and directors is set forth in the proxy statement for the BroadSoft 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2017, and BroadSoft’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of BroadSoft and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from BroadSoft’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on October 24, 2016, annual report on Form 10-K filed with the SEC on September 7, 2017, Form 8-K filed with the SEC on September 18, 2017, and Form 8-K filed with the SEC on March 13, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at http://investor.cisco.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Cisco Systems, Inc. and BroadSoft, Inc., dated October 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: October 23, 2017	By:	/s/ Prat S. Bhatt
	Name:	Prat S. Bhatt
	Title:	Senior Vice President, Corporate Controller and Chief Accounting Officer